EXHIBIT 5.1


                                                   August 23, 1996

         (612) 334-8573




Peerless Industrial Group, Inc.
2430 Metropolitan Centre
333 South Seventh Street
Minneapolis, MN  55402

         RE: PEERLESS INDUSTRIAL GROUP, INC. STOCK OPTION PLAN REGISTRATION STATEMENT ON FORM S-8

Gentlemen:

         In connection with the proposed issuance of an additional 400,000 shares of common stock, $.01 par value (the "Shares"), of Peerless Industrial Group, Inc. (the "Company") to be issued upon exercise of options granted under the Company's Stock Option Plan (the "Plan") and registered with the Securities and Exchange Commission on Form S-8, we have examined such documents and have reviewed such questions of law as we have considered necessary and appropriate for the purposes of this opinion and, based thereon, we advise you that, in our opinion the Shares have been duly authorized by the Company and when duly executed and authenticated and paid for and delivered in accordance with the terms of the Plan referred to above, will be validly issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion as an exhibit to the above described Registration Statement.

                                        Very truly yours,

                                        BRIGGS AND MORGAN,
                                        Professional Association


                                        By /s/ Brian D. Wenger
                                           Brian D. Wenger